AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

DATED AS OF MAY 24, 2002

AMONG

PEPSI-COLA GENERAL BOTTLERS, INC., PEPSI-COLA GENERAL BOTTLERS OF OHIO, INC., PEPSI-COLA GENERAL BOTTLERS OF INDIANA, INC.,PEPSI-COLA GENERAL BOTTLERS OF WISCONSIN, INC., PEPSI-COLA GENERAL BOTTLERS OF IOWA, INC., IOWA VENDING, INC., MARQUETTE BOTTLING WORKS, INCORPORATED, NORTHERN MICHIGAN VENDING, INC., DELTA BEVERAGE GROUP, INC. AND DAKBEV, LLC,
AS ORIGINATORS

AND

WHITMAN FINANCE, INC.,
AS BUYER

TABLE OF CONTENTS

Page

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EXHIBITS AND SCHEDULES

Exhibit I	Definitions

Exhibit II	Principal Place of Business; Location(s) of Records; Organizational Identification Number; Other Names; Jurisdiction of Organization

Exhibit III	Lock-Boxes, Lock-Box Accounts; Lock-Box Banks

Exhibit IV	Form of Compliance Certificate

Exhibit V	Credit and Collection Policy

Exhibit VI	Form of Subordinated Note

Schedule A	List of Documents to Be Delivered to Buyer Prior to the Purchase

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AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

        THIS AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of May 24, 2002, is by and among Pepsi-Cola General Bottlers, Inc., a Delaware corporation, Pepsi-Cola General Bottlers of Ohio, Inc., a Delaware corporation, Pepsi-Cola General Bottlers of Indiana, Inc., a Delaware corporation, Pepsi-Cola General Bottlers of Wisconsin, Inc., a Wisconsin corporation, Pepsi-Cola General Bottlers of Iowa, Inc., an Iowa corporation, Iowa Vending, Inc., a Delaware corporation, Marquette Bottling Works, Incorporated, a Michigan corporation, Northern Michigan Vending, Inc., a Michigan corporation, Delta Beverage Group, Inc., a Delaware corporation, DakBev, LLC, a Delaware limited liability company (each of the foregoing, an “Originator” and collectively, the “Originators”), and Whitman Finance, Inc., a Delaware corporation (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement hereinafter defined). This Agreement amends and restates in its entirety that certain Receivables Sale Agreement dated as of November 29, 2000 among the Originators and the Buyer.

PRELIMINARY STATEMENTS

        Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator’s right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.

        Each of the Originators and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables originated by such Originator, and none of the Originators nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to any Originator.

        Following the purchase of Receivables from each of the Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of May 24, 2002 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Pepsi-Cola General Bottlers, Inc., a Delaware corporation (“PCGB”), as initial Servicer, Conduit Purchaser, the Committed Purchasers and Citicorp North America, Inc. or any successor agent appointed pursuant to the terms of the Purchase Agreement, as program agent for the Conduit Purchaser and such Committed Purchasers (in such capacity, the “Program Agent”).

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASE

Section 1.1 Purchase of Receivables.

(a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each of the Originators hereby agrees to sell, assign, transfer, set-over and otherwise convey to Buyer on and after the Initial Purchase Date, without recourse (except to the extent expressly provided herein), and Buyer hereby agrees to purchase on and after the Initial Purchase Date from such Originator, all of such Originator’s right, title and interest in and to all Receivables originated by such Originator and existing as of the close of business on the Business Day immediately prior to the Initial Purchase Date and all Receivables originated by such Originator thereafter through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the Initial Purchase Date Buyer shall acquire all of each Originator’s right, title and interest in and to all Receivables originated by such Originator existing as of the close of business on the Business Day immediately prior to the Initial Purchase Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased from each Originator hereunder in accordance with Section 1.2. In connection with payment of the Purchase Price for any Receivables purchased from any Originator hereunder, Buyer may request that such Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

(b) It is the intention of the parties hereto that the sale of Receivables by each Originator hereunder shall constitute a “sale of accounts” (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and shall provide Buyer with the full benefits of ownership of the Receivables originated by such Originator. Except for the Purchase Price Credits owed to such Originator pursuant to Section 1.3, the sale hereunder of Receivables originated by any Originator is made without recourse to such Originator; provided, however, that (i) such Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables originated by such Originator, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that each sale of Receivables hereunder shall constitute an outright sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the Initial Purchase Date and in accordance with Section 4.l(e)(ii), mark its master data processing records relating to the Receivables originated by it with a legend acceptable to Buyer and to the Program Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Program Agent (as Buyer’s assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Program Agent (as Buyer’s assignee) may reasonably request.

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Section 1.2 Payment for the Purchases.

(a) The Purchase Price for the Purchase of Receivables originated by each Originator that are in existence on the close of business on the Business Day immediately preceding the Initial Purchase Date (the “Initial Cutoff Date”) shall be payable in full by Buyer to such Originator on the date hereof, and shall be paid to such Originator in the following manner:

(i) by delivery of immediately available funds, (A) to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement, and (B) to the extent of available funds arising from any contribution to the capital of Buyer by PepsiAmericas made on or prior to the date hereof and allocated by Buyer to the Purchase from such Originator, and

(ii) the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount, (C) fifteen percent (15%) of such Purchase Price, and (D) the maximum Subordinated Loan that could be borrowed without rendering the sum of (i) the outstanding principal balance of all Subordinated Loans, plus (ii) the outstanding principal balance of all subordinated loans owing to PepsiAmericas (the “PepsiAmericas Subordinated Loans”), greater than twenty-five percent (25%) of the aggregate Outstanding Balance of all Receivables owned by Buyer on any date of determination. Such Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable originated by each Originator after the Initial Cutoff Date shall be due and owing in full by Buyer to such Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

(b) With respect to any Receivables originated by an Originator after the Initial Cutoff Date, by no later than the Settlement Date occurring immediately following the end of the Monthly Period during which such Receivables came into existence, Buyer shall pay the Purchase Price therefor to the applicable Originator in accordance with Section 1.2(d) and in the following manner:

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first, by delivery of immediately available funds (which may occur on each Business Day on which Collections are received), to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Program Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand; and/or second, by delivery of the proceeds of a PepsiAmericas Subordinated Loan or a Subordinated Loan or of a capital contribution from PepsiAmericas; provided that the making of any such Subordinated Loans shall be subject to the provisions set forth in Section 1.2(a)(ii).

On each Business Day, the Buyer will apply amounts paid to it under the Purchase Agreement to the purchase of additional Receivables generated by the Originators. The allocation of Purchase Agreement payments by the Buyer to each Originator on each day for the purchase of new Receivables will be made based on estimates made by the Servicer of the amount of Receivables to be generated by such Originator during such month. Any amount by which the Purchase Agreement proceeds received by the Buyer on any day exceed the Purchase Price of new Receivables generated on such day by the Originators will be applied by the Buyer to the repayment of the PepsiAmericas Subordinated Loan, to the repayment of any outstanding Subordinated Loans from the Originators, or shall be retained by the Buyer to the extent of any excess of the amount of such Purchase Agreement proceeds over the outstanding principal balance of the PepsiAmericas Subordinated Loans and the Subordinated Loans from the Originators. The Buyer will direct the Servicer that all proceeds received by the Buyer from the sale of an interest in the Receivables pursuant to the Purchase Agreement shall be paid to an account or accounts at PepsiAmericas for allocation to each Originator and the Buyer as provided above.

         Subject to the limitations set forth in Section 1.2(a)(ii), such Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans and the PepsiAmericas Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of such Originator’s Subordinated Note or the PepsiAmericas Subordinated Note, as applicable, and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

(c) From and after the Termination Date, no Originator shall be obligated to (but may, at its option) sell its Receivables to Buyer unless such Originator reasonably determines that the Purchase Price therefore will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans or PepsiAmericas Subordinated Loans, other cash on hand or otherwise.

(d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable came into existence, payments may be made by Buyer from time to time with proceeds of the subsequent sale of an interest in the Receivables to the Program Agent for the benefit of the Purchasers under the Purchase Agreement with the understanding that unless earlier paid in such manner settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated by such Originator during the same Monthly Period and based on the information contained in the Investor Report delivered by the Servicer pursuant to Section 5.04(b)(iv) of the Purchase Agreement for the Monthly Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the applicable Subordinated Note made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Monthly Period to which such settlement relates.

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Section 1.3 Purchase Price Credit Adjustments. If on any day, any Originator is deemed to have received a Deemed Collection with respect to any Receivable sold by it to Buyer hereunder, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable to such Originator hereunder in an amount equal to such Deemed Collection. If such Purchase Price Credit exceeds the original Outstanding Balance of the Receivables originated by the applicable Originator on such day, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash not later than the next Settlement Date provided that if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any Indebtedness owed to it under its Subordinated Note to the extent permitted thereunder.

Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.

Section 1.5 Transfer of Records.

(a) In connection with the Purchase of Receivables from each Originator hereunder, such Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator’s right and title to and interest in the Records relating to all Receivables sold by such Originator hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, such Originator hereby grants to each of Buyer, the Program Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables originated or serviced by such Originator, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

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(b) Each Originator (i) shall take such action requested by Buyer and/or the Program Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Program Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer on and after the Initial Purchase Date a duly perfected security interest in all of such Originator’s right, title and interest in, to and under all Receivables now existing and hereafter arising, and in all Collections and Related Security with respect thereto, each Lock-Box and Lock-Box Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables originated by such Originator together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE II REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Originators. On the date of the Purchase and on each date after the Initial Cut-off Date that any Receivable is originated by such Originator, each Originator hereby represents and warrants to Buyer, as to such Originator and the Receivables then being transferred by such Originator to Buyer hereunder, that:

(a) Existence and Power. Such Originator is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state mentioned after its name in the preamble to this Agreement, and is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, and has and holds all corporate or limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

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(b) Power and Authority: Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and such Originator’s use of the proceeds of the Purchase made from it hereunder, are within its corporate or limited liability company powers and authority and have been duly authorized by all necessary corporate or limited liability company action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

(c) No Conflict; No Bulk Sale. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or certificate of formation or by-laws or limited liability company operating agreement or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares or membership interests, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect. No transaction contemplated hereby with respect to such Originator requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. Except as disclosed in PepsiAmericas’ reports on SEC Form 10-K or 10-Q, there are no actions, suits or proceedings pending, or to the best of such Originator’s knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body which default could reasonably be expected to have a Material Adverse Effect.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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(g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h) Use of Proceeds. No proceeds of the Purchase from such Originator hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. Immediately prior to the Purchase from such Originator hereunder and upon origination by such Originator of each Receivable after the Initial Cut-Off Date, such Originator (i) is the legal and beneficial owner of the Receivables originated by it and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator’s ownership interest in each Receivable, its Collections and the Related Security.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing or hereafter arising, together with the Collections with respect thereto, and (ii) to the extent the same comprise accounts or payment intangibles, general intangibles or other assets in respect of which the filing of a UCC financing statement in the debtor’s jurisdiction of organization is sufficient to perfect an ownership or security interest, all of such Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables originated by such Originator, to the extent the same comprise accounts or payment intangibles, general intangibles or other assets in respect of which the filing of a UCC financing statement in the debtor’s jurisdiction of organization is sufficient to perfect an ownership or security interest, the Related Security and the Collections.

(k) Places of Business and Locations of Records. The state of incorporation or organization, principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator’s organizational identification number issued by such Originator’s state of incorporation or organization or a statement that no such number has been issued is correctly set forth on Exhibit II.

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(l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of such Originator at each Lock-Box Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Lock-Box Account, or the right to take dominion and control of any such Lock-Box or Lock-Box Account at a future time or upon the occurrence of a future event.

(m) Material Adverse Effect. Since December 31, 2001, no event has occurred that would have a material adverse effect on (i) the ability of such Originator to perform its obligations under this Agreement, or (ii) the collectibility of the Receivables originated by such Originator generally or any material portion of such Receivables.

(n) Names. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

(o) Ownership of Originators. PepsiAmericas owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock of such Originator, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of such Originator.

(p) Not a Holding Company or an Investment Company. Such Originator is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable originated by such Originator that as of its date of transfer to Buyer hereunder is to be included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable (an “NRB Receivable”), under the Purchase Agreement, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is then in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each NRB Receivable originated by it and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

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(s) Payments to such Originator. With respect to each Receivable transferred hereunder by such Originator to Buyer, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefore and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t) Enforceability of Contracts. Each Contract with respect to each NRB Receivable originated by such Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Accounts. Each Receivable originated by such Originator is an “account” or “payment intangible” under and as defined in the UCC of all applicable jurisdictions.

(v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis as between Buyer and such Originator.

ARTICLE III CONDITIONS OF PURCHASE

Section 3.1 Conditions Precedent to Purchase. The Purchase from each Originator under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2 Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay each Originator for Receivables originated by such Originator after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Termination Date shall not have occurred; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request in writing not less than 5 Business Days prior to such payment, it being understood that any such request shall be made by Buyer (or its assigns) only upon the determination by Buyer (or such assigns) that (i) in the case of an opinion, a change in applicable law or facts has occurred and (ii) in all other cases, that a reasonable risk then exists that an event having a Material Adverse Effect or constituting a Termination Event shall have occurred or could reasonably be expected to occur, and in each of the foregoing cases, the scope of any such requested approvals, opinions or documents shall be limited to providing assurances to Buyer (and its assigns) in relation to such change or event; and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

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(i) the representations and warranties of such Originator set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

(ii) no event has occurred and is continuing that will constitute a Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable originated by any Originator (whether by payment of cash, through an increase in the amounts outstanding under the applicable Subordinated Note, and/or by offset of amounts owed to Buyer), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of any Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase from such Originator and direct such Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

Section 3.3 Reaffirmation of Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of such Originator’s Receivables and Related Security, shall be deemed to have certified that the representations and warranties of such Originator contained in Article II are true and correct as to such Originator on and as of the date of such purchase, with the same effect as though made on and as of such day, and that each of the applicable conditions precedent set forth in this Article III has been satisfied as of the date of such purchase.

ARTICLE IV COVENANTS

Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

(a) Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to Buyer (or its assigns) unless another Originator has already done so:

(i) Annual Reporting. Within 120 days after the close of each of PepsiAmericas’ respective fiscal years, audited, unqualified financial statements (which shall include consolidated balance sheets, statements of income and retained earnings and a statement of cash flows) for PepsiAmericas and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants acceptable to Buyer (or its assigns).

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(ii) Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of PepsiAmericas’ respective fiscal years, consolidated balance sheets of PepsiAmericas and its consolidated Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for PepsiAmericas and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of PepsiAmericas.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by a Responsible Officer of PepsiAmericas and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of PepsiAmericas, copies of all financial statements, reports and proxy statements so furnished.

(v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which PepsiAmericas or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Program Agent or any Purchaser, copies of the same.

(vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables originated by such Originator or decrease the credit quality of any newly created Receivables, requesting Buyer’s consent thereto.

(viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(b) Notices. Such Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto unless another Originator has already done so:

(i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of a Responsible Officer of such Originator.

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(ii) Judgment and Proceedings. (1) The entry of any judgment or decree against any Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Subsidiaries exceeds $1,000,000 after deducting (a) the amount with respect to which the applicable Originator or Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the applicable Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement involving indebtedness with an aggregate principal amount for all Originators in excess of $30,000,000 pursuant to which such Originator is a debtor or an obligor.

(v) Downgrade of PepsiAmericas. Any downgrade in the rating of any Indebtedness of PepsiAmericas by S&P or by Moody’s setting forth the Indebtedness affected and the nature of such change.

(c) Compliance with Laws and Preservation of Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate or limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.

(d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables originated or serviced by it as Buyer (or its assigns) may reasonably request to the extent that such Originator may lawfully do so. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to such Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or such Receivables and the Related Security or such Originator’s performance under any of the Transaction Documents or such Originator’s performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters. Each Originator shall bear the reasonable costs and expenses of a single audit in respect of such Originator conducted by or at the direction of Buyer (or its assigns) approximately every twelve months and shall not have any obligation to reimburse Buyer (or any of its assigns) in respect of the costs or expenses of any additional audit requested or directed by Buyer (or any of its assigns), such audit to be conducted at the time of and in conjunction with any audit required of Buyer under the Purchase Agreement; provided that, upon the occurrence and during the continuance of any Termination Event, such Originator shall bear the reasonable costs and expenses of any additional audit of such Originator reasonably determined by Buyer (or its assigns) to be necessary or appropriate under such circumstances in order to protect the interests of Buyer (and its assigns) under and as contemplated by this Agreement.

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(e) Keeping and Marking of Records and Books.

(i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each such new Receivable and all Collections of and adjustments to each such existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Originator will: (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables originated by it with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in such Receivables and further describing the Purchased Interests of the Program Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer’s ownership interests in such Receivables and further describing the Purchased Interests of the Program Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to such Receivables.

(f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated or serviced by it, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

(g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables originated by such Originator and the associated Collections and (ii) all of such Originator’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) in all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections with or, to the extent permitted by applicable law, without such Originator’s signature and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request). With respect to Related Security, each Originator shall be in compliance with this Section 4.1(g) if it shall have caused appropriate filings to be made of UCC financing statements in respect thereof in such Originator’s jurisdiction of organization.

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(h) Purchasers’ Reliance. Such Originator acknowledges that the Program Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 5.01(j) of the Purchase Agreement, it being understood that such Originator does not undertake to perform any of the obligations of Buyer under the Purchase Agreement, and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(i) Collections. Such Originator shall direct all Obligors to make payments of such Originator’s Receivables directly to a Lock Box or Lock-Box Account that is the subject of a Lock-Box Agreement at a Lock-Box Bank. If, notwithstanding the foregoing, any Obligor makes payment to such Originator, such Originator further agrees to remit any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on such Receivables to a Lock-Box Bank for deposit into a Lock-Box Account within two (2) Business Days after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for Buyer and its assigns; provided that, to the extent permitted pursuant to Section 1.2, such Originator may retain such Collections as a portion of the Purchase Price then payable to or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

(j) Taxes. Except to the extent that such Originator is included in consolidated tax returns or reports filed by PepsiAmericas, such Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

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Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

(a) Name Change, Offices and Records. Such Originator will not change its name, type of organization or organizational identification number (within the meaning of Sections 9-503 and 9-516 of any applicable enactment of the UCC) or reincorporate or reorganize itself under the laws of any jurisdiction including, without limitation, the jurisdiction in which it is incorporated or organized as of the date hereof unless it shall have: (i) given Buyer (or its assigns) at least thirty (30) days’ prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Lock-Box Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefore, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Lock-Box Bank or a Lock-Box Account or Lock-Box, an executed Lock-Box Agreement with respect to the new Lock-Box Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box Account.

(c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables originated or serviced by such Originator or decrease the credit quality of any such newly created Receivables. Except as otherwise permitted in its capacity as a sub-servicer pursuant to Article VI of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable originated or serviced by it or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Except pursuant to the Transaction Documents, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable originated by it or the associated Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Lock-Box Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

(e) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any manner other than as a sale by such Originator to Buyer of Receivables originated by such Originator and the associated Collections and Related Security.

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ARTICLE V TERMINATION EVENTS

Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) Such Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for one (1) Business Day; provided that, if such Originator shall have taken all actions necessary on its part to initiate any such payment or deposit on the date when due hereunder, and a malfunction or failure in the wire-transfer, interbank transfer or other relevant commercial payment system shall occur that is beyond the control of such Originator and that results in a delay in the receipt by Buyer or the applicable payee of such payment or deposit, such delay shall not constitute a Termination Event hereunder, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days.

(b) Any representation, warranty, certification or statement made by such Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

(c) Failure of such Originator to pay when due any Indebtedness in an aggregate principal amount for all Originators in excess of the greater of (i) $30,000,000 or (ii) 5% of Consolidated Net Worth; or the default by such Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d) (i) Such Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against such Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) such Originator or any of its Subsidiaries shall take any corporate or limited liability company action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d); provided that in the event any of the foregoing action is taken or proceeding commenced without the application, approval or consent of the affected Originator, the same shall not constitute a Termination Event hereunder unless and until the related appointment of a receiver, trustee or similar official, and the related proceeding, continues undismissed or unstayed for a period of sixty (60) consecutive days.

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(e) A Change of Control shall occur.

(f) One or more final judgments for the payment of money in an amount in excess of $1,000,000, individually or in the aggregate, shall be entered against such Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originators; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI INDEMNIFICATION

Section 6.1 Indemnities by Originators. Without limiting any other rights which any Affected Party may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), each Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the acquisition by Buyer of an interest in the Receivables originated by such Originator. Without limiting the generality of the foregoing indemnification, each Originator shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from any of the following:

(i) the transfer by such Originator of an interest in any Receivable other than an Eligible Receivable;

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(ii) reliance on any representation or warranty made or deemed made by such Originator under this Agreement or any other Transaction Document to which it is a party which shall have been false or incorrect in any respect when made or deemed made;

(iii) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable, the related Contract, or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

(iv) any Adverse Claim attaching to any Receivable or any Related Security or Collections with respect thereto, whether existing at the time that such Receivable initially arose or at any time thereafter, excluding any Adverse Claim arising under the Purchase Agreement;

(v) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the goods or services the sale or provision of which gave rise to or are the subject of any Receivable or Contract;

(vi) the failure to vest and maintain vested in the Buyer (such that Buyer can further assign without any restriction imposed by such Originator or by reason of any residual interest held by such Originator), a first priority perfected ownership interest in the Receivables, together with all Collections and Related Security, free and clear of any Lien except a Lien in favor of any Affected Party, whether existing at the time such Receivable arose or at any time thereafter;

(vii) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming such Originator as “Debtor” with respect to any Receivable or any Related Security or Collections related thereto;

(viii) any dispute, claim, offset or defense (other than as a result of the bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Receivable originated by such Originator (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or services related to such Receivable or the furnishing or failure to furnish such goods or services (other than as a result of the bankruptcy or insolvency of the related Obligor);

(ix) the commingling of Collections with any other funds of such Originator or any Affiliate of such Originator other than as permitted pursuant to the Facility Documents;

(x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases made pursuant to this Agreement or any other Transaction Document delivered hereunder or in respect of any of the Receivables, Related Security and Collections related hereto excluding any collection costs of the Buyer or its assigns where the Obligor is financially unable to pay;

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(xi) any claim brought by any Person arising from any activity by such Originator or an Affiliate of such Originator in servicing, administering or collecting any Receivable; or

(xii) the sale by such Originator of any Receivable in violation of any applicable law, rule or regulation;

(xiii) provided, that no Originator shall be required to indemnify any Indemnified Party to the extent of any amounts (w) resulting from the gross negligence or willful misconduct of such Indemnified Party, or (x) constituting recourse for the lack of creditworthiness of an Obligor or the failure of an Obligor to pay a Receivable due to bankruptcy, insolvency or the financial inability of such Obligor to pay such Receivable, or (y) constituting net income taxes that are imposed by the United States or franchise taxes or net income taxes that are imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or in which it is otherwise doing business or any political subdivision thereof, arising out of or as a result of this Agreement or in respect of any Receivable or any Contract, or (z) which other provisions of this Agreement expressly provide are not payable by the Originators hereunder.

Section 6.2 Other Costs and Expenses. In addition to the obligations of each Originator under Section 6.1, each Originator agrees to pay on demand:

(a) all reasonable costs and expenses, including attorneys’ fees, in connection with the enforcement against such Originator of this Agreement and the other Transaction Documents executed by such Originator; and

(b) all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents executed by such Originator, and agrees to indemnify Indemnified Parties against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

ARTICLE VII MISCELLANEOUS

Section 7.1 Waivers and Amendments.

(a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Program Agent and the Committed Purchasers or the Majority Committed Purchasers.

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Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3 Protection of Ownership Interests of Buyer.

(a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and (solely in relation to such Originator) the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce its (or their) rights and remedies hereunder. At any time that an Originator ceases to be a sub-servicer for the Servicer under the Purchase Agreement, Buyer (or its assigns) may, at such Originator’s sole cost and expense, direct such Originator to notify the Obligors of Receivables originated or serviced by it of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 7.4 Confidentiality.

(a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Program Agent and Conduit Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator’s external accountants and attorneys and as required by any applicable law (including in connection with any filing to be made under the securities laws and regulations from time to time) or order of any judicial or administrative proceeding.

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(b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Program Agent, the Committed Purchasers or Conduit Purchaser by each other, (ii) by Buyer, the Program Agent or the Purchasers to any prospective (if approved by Buyer as a permitted assignee in accordance with the Purchase Agreement), or actual assignee or participant of any of them and (iii) by the Program Agent to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Citicorp North America, Inc. acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Program Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Program Agent, the Purchasers and the other Originators, (ii) to any prospective (if approved by Buyer as a permitted assignee in accordance with the Purchase Agreement), or actual assignee or participant of the Program Agent or the other Purchasers who execute a confidentiality agreement for the benefit of the applicable Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Conduit Purchaser, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law (including in connection with any filing to be made under the securities laws and regulations from time to time), rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

Section 7.5 Bankruptcy Petition.

(a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit Purchaser or any Committed Purchaser that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, Conduit Purchaser or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

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(b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Aggregate Unpaids under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6 Limitation of Liability.

(a) No claim may be made by any Originator against the Program Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or in respect of any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) No claim may be made by Buyer (or by the Program Agent or any Purchaser, as Buyer’s assignees) or by any Affiliates, directors, officers, employees, attorneys or agents of Buyer (or the Program Agent or any Purchaser) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or in respect of any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Buyer (on behalf of itself and its assigns) hereby waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

Section 7.8 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT, AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

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Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.10 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Program Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Program Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Program Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Program Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit”shall mean articles and sections of, and schedules and exhibits to, this Agreement.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

PEPSI-COLA GENERAL BOTTLERS, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 3501 Algonquin Road Rolling Meadows, Illinois 60008-3149

PEPSI-COLA GENERAL BOTTLERS OF OHIO, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 2351 Edison Street Twinsburg, Ohio 44087

PEPSI-COLA GENERAL BOTTLERS OF INDIANA, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 5775 West 79th Street Indianapolis, Indiana 46278

PEPSI-COLA GENERAL BOTTLERS OF WISCONSIN, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 5500 North Lovers Lane Road Milwaukee, Wisconsin 53225

PEPSI-COLA GENERAL BOTTLERS OF IOWA, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 3825 106th Street Urbandale, Iowa 50322

IOWA VENDING, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 3825 106th Street Urbandale, Iowa 50322

MARQUETTE BOTTING WORKS, INCORPORATED By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 113-120 West Furnace Street Marquette, Michigan 49885

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NORTHERN MICHIGAN VENDING, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 113-120 West Furnace Street Marquette, Michigan 49885

DELTA BEVERAGE GROUP, INC. By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 2221 Democrat Road Memphis, Tennessee 38132

DAKBEV, LLC By: /s/ W. Scott Nehs Name: W. Scott Nehs Title: Vice President Address: 901 West 40th Street Fargo, North Dakota 58103

WHITMAN FINANCE, INC. By: /s/ Andrew R. Stark Name: Andrew R. Stark Title: Treasurer Address: 3501 Algonquin Road Rolling Meadows, IL 60008-3149

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Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Article 1 of the Purchase Agreement.

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchased Interests outstanding on such date.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all (a) Aggregate Capital and (b) (i) such fees as are set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Committed Purchasers), (ii) all Yield and Additional Yield, (iii) all amounts payable as Deemed Collections, (iv) all amounts payable to reduce the Purchased Interests, if required, pursuant to the Purchase Agreement, (v) all Servicer costs and expenses, including the Servicer Fee, in connection with servicing, administering and collecting the Receivables and (iv) all Other Fees.

“Agreement”means this Amended and Restated Receivables Sale Agreement, dated as of May __, 2002, among the Originators and Buyer, as the same may be amended, restated or otherwise modified.

“Buyer”has the meaning set forth in the preamble.

“Committed Purchasers” means each of the financial institutions listed on the signature pages to the Purchase Agreement as a “Committed Purchaser” together with its respective successors and permitted assigns.

“Conduit Purchaser” means Corporate Asset Funding Corporation, a Delaware corporation, or any other commercial paper conduit, which is managed by the Program Agent or which becomes a party to the Purchase Agreement in accordance with the terms of Section 10.04(b) of the Purchase Agreement.

“Consolidated Net Worth” means, as at any date of determination thereof, the excess of assets over liabilities of PepsiAmericas and its consolidated Subsidiaries, as reported in Whitman’s financial statements as at such date in accordance with Agreement Accounting Principles.

“Credit and Collection Policy” means the Originators’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

“Deemed Collections” means the aggregate of all amounts as Originator shall have been deemed to have received as a Collection of a Receivable sold by it. An Originator shall be deemed to have received a Collection (but only to the extent of the reduction or cancellation identified below) of a Receivable sold by it if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods, any discount or any adjustment or otherwise by such Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article II were not true with respect to such Receivable at the time of its sale hereunder (in which case, such Originator shall be deemed to have received a Collection in an amount equal to the Outstanding Balance of such Receivable).

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Base Rate, plus (ii) 2% per annum (computed for actual days elapsed on the basis of a year consisting of 360 days).

“Dilutions”means, at any time, the aggregate amount of reductions or cancellations described in the definition herein of Deemed Collections.

“Discount Factor” means, at any time, a ratio (expressed as a decimal) calculated annually that is equal to one plus the Discount Rate over the period for which the Receivables are (as determined in such annual calculation), on average, outstanding.

“Discount Rate” means, at any time, a ratio (expressed as a decimal) calculated annually in accordance with the following formula:

Bad Debt	Operating Expenses
ROA +	+
Discount Rate =	AOA	AOA

Financed Sales AOA

where:

"ROA"	=	the required return on average operating assets (expressed as a decimal) determined from a set of companies comparable to the Buyer;

"Bad Debt"	=	annual bad debt expenses associated with Receivables;

"Operating Expenses"	=	Annual operating expenses associated with the servicing of Receivables;

"Financed Sales"	=	the annual sales for the Originators that generate Receivables; and

"AOA"	=	the average of the prior and current annual operating assets, where operating assets are defined as the annual Outstanding Balance of Receivables of the Originators.

“Indemnified Amounts” has the meaning set forth in Section 6.1.

“Indemnified Party”has the meaning set forth in Section 6.1.

“Initial Cutoff Date” has the meaning set forth in Section 1.2(a).

“Initial Purchase Date” means the date on which the Buyer makes the initial Purchase of the Receivables hereunder.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of PepsiAmericas and its Subsidiaries, taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) subject to the Enforceability Exceptions, the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Buyer’s (or any of its assigns’) interest in the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of any material portion of the Receivables, in each case, relating to Receivables sold by such Originator hereunder.

“Net Worth” means as of any date, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables as of the last Business Day of each Monthly Period preceding such date of determination, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on such date of determination), plus (iii) the aggregate outstanding principal balance of all subordinated loans owing to PepsiAmericas.

“NRB Receivable” has the meaning set forth in Section 2.1(g).

“Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

“Originator(s)”has the meaning set forth in the preamble to the Agreement.

“PCGB”has the meaning set forth in the Preliminary Statements.

“PepsiAmericas”means PepsiAmericas, Inc., a Delaware corporation.

“PepsiAmericas Subordinated Loans” has the meaning specified in Section 1.2(a)(ii).

“PepsiAmericas Subordinated Note” means the promissory note in favor of Whitman in substantially the form of Exhibit V1-A hereto, representing the PepsiAmericas Subordinated Loans.

“Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

“Program Agent” means Citicorp North America, Inc., in its capacity as agent for the Purchasers, together with its successors and permitted assigns.

“Purchase”means the purchase pursuant to Section 1.1(a) of the Agreement by Buyer from each Originator of the Receivables originated by such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements.

“Purchase Price”means, with respect to the Purchase from each of the Originators, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables originated by such Originator and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multipliedby (y) one minus the Service Fee Ratio divided by (z) the Discount Factor in effect with respect to such Originator’s Receivables on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable to such Originator in accordance with Section 1.3 of the Agreement.

“Purchase Price Credit” has the meaning set forth in Section 1.3.

“Receivable”means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which such Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, in each case arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any finance charges, fees or charges for late payments with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

“Related Security” means, with respect to any Receivable:

(i) all of the applicable Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of the applicable Originator’s right, title and interest in each Lock-Box and each Lock-Box Account, and

(vii) all proceeds of any of the foregoing.

“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of 10% of the Purchase Limit or $20,000,000.

“Service Fee Ratio” means a ratio (expressed as a decimal) calculated annually equal to (x) annual Operating Expenses divided by (y) AOA.

“Settlement Date” means, with respect to each Monthly Period, the date that is the 20th calendar day of the month following such Monthly Period.

“Subordinated Loan” has the meaning set forth in Section 1.2(a).

“Subordinated Note”means each promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Termination Date” means the earliest to occur of (i) the Scheduled Termination Date, (ii) the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to the Originators following the occurrence of any other Termination Event, and (iv) the date which is thirty (30) Business Days after Buyer’s receipt of written notice from any Originator that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning set forth in Section 5.1.

“Transaction Documents”means, collectively, this Agreement, each Lock-Box Agreement, the Subordinated Note and all other instruments, documents and agreements executed and delivered in connection herewith.

All accounting terms not specifically defined herein shall be construed lit accordance with Agreement Accounting Principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit II1

Places of Business; Locations of Records;

         Organizational Identification Number(s); Other Names; Jurisdiction of Organization

Places of Business:
Locations of Records:

Organizational Identification Number:
Corporate, Trade and Assumed Names:
Jurisdiction
of Organization:

Exhibit III

Lock-Boxes, Lock-Box Accounts; Lock-Box Banks

LOCK-BOX POST OFFICE	LOCK-BOX ACCOUNT AT THE NORTHERN
ADDRESS	TRUST COMPANY

P.O. Box	NTC Lock-Box
75944	75944

P.O. Box	NTC Lock-Box
75953	75953

P.O. Box	NTC Lock-Box
75981	75981

P.O. Box	NTC Lock-Box
75997	75997

P.O. Box	NTC Lock-Box
91884	91884

P.O. Box	NTC Lock-Box
91892	91892

P.O. Box	NTC Lock-Box
99884	99884

P.O. Box	NTC Lock-Box
99885	99885

P.O. Box	NTC Lock-Box
99943	99943

P.O. Box	NTC Lock-Box
99944	99944

P.O. Box	NTC Lock-Box
99945	99945

P.O. Box	NTC Lock-Box
99954	99954

P.O. Box	NTC Lock-Box
99956	99956

P.O. Box	NTC Lock-Box
99957	99957

P.O. Box	NTC Lock-Box
99981	99981

P.O. Box	NTC Lock-Box
99982	99982

P.O. Box	NTC Lock-Box
99983	99983

P.O. Box	NTC Lock-Box
99995	99995

P.O. Box	NTC Lock-Box
99996	99996

P.O. Box	NTC Lock-Box
99998	99998

Exhibit IV

[Form of] Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Sale Agreement dated as of May __, 2002 (as amended, restated or otherwise modified from time to time, the “Agreement”) among Pepsi-Cola General Bottlers, Inc., a Delaware corporation, Pepsi-Cola General Bottlers of Ohio, Inc., a Delaware corporation, Pepsi-Cola General Bottlers of Indiana, Inc., a Delaware corporation, Pepsi-Cola General Bottlers of Wisconsin, Inc., a Wisconsin corporation, Pepsi-Cola General Bottlers of Iowa, Inc., an Iowa corporation, Iowa Vending, Inc., a Delaware corporation, Marquette Bottling Works, Incorporated, a Michigan corporation, Northern Michigan Vending, Inc., a Michigan corporation, Delta Beverage Group, Inc., a Delaware corporation, DakBev, LLC, a Delaware limited liability company (each of the foregoing, an “Originator” and collectively, the “Originators”), and Whitman Finance, Inc., a Delaware corporation (“Buyer”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected _________________ of _________________.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [Whitman Corporation and its/the Originators and their] Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which ____________________ has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ____________, 200_.

         [Name]

Exhibit V

Credit and Collection Policy [to be provided by Whitman]

Exhibit VI

Form of Subordinated Note SUBORDINATED NOTE May 24, 2002

1. Note. FOR VALUE RECEIVED, the undersigned, Whitman Finance, Inc., a Delaware corporation (“Buyer”), hereby unconditionally promises to pay to the order of ________________________, a(n) ___________ corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to Buyer pursuant to and in accordance with the terms of that certain Amended and Restated Receivables Sale Agreement dated as of May 24, 2002 among Pepsi-Cola General Bottlers, Inc. (“PCGB”), Pepsi-Cola General Bottlers of Ohio, Inc., Pepsi-Cola General Bottlers of Indiana, Inc., Pepsi-Cola General Bottlers of Wisconsin, Inc., Pepsi-Cola General Bottlers of Iowa, Inc., Iowa Vending, Inc., Marquette Bottling Works, Incorporated, Northern Michigan Vending, Inc., Delta Beverage Group, Inc., DakBev, LLC and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2. Interest. Buyer further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided, however, that if Buyer shall default in the payment of any principal hereof, Buyer promises to pay, on demand, interest at the rate of the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that Buyer may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3. Principal Payments. Originator is authorized and directed by Buyer to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by Buyer, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of Buyer hereunder.

4. Subordination. Originator shall have the right to receive, and Buyer shall make, any and all payments relating to the loans made under this Subordinated Note provided that, after giving effect to any such payment, the aggregate Outstanding Balance(as defined in the Purchase Agreement) of Receivables owned by Buyer at such time exceeds the sum of (a) all Capital and all accrued and unpaid Yield, Program Fees, Liquidity Fees, Servicer Fees and Other Fees (as each such term is defined in the Receivables Purchase Agreement) outstanding at such time under the Receivables Purchase Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this Subordinated Note and under the other Subordinated Notes issued pursuant to the Sale Agreement. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of Buyer owing to the Agent or any Purchaser under that certain Receivables Purchase Agreement dated as of May 24, 2002 by and among Buyer, PCGB, as initial Servicer, Corporate Asset Funding Corporation, a Delaware corporation, various “Purchasers” from time to time party thereto, and Citicorp North America, Inc., a Delaware corporation, as the “Program Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Program Agent and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which all “Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of Buyer and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not institute against Buyer any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving Buyer as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the aggregate outstanding Capital and the Senior Claim (including “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such “Yield” is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of Buyer of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

WHITMAN FINANCE, INC. By:______________________________________ Title:
Schedule to SUBORDINATED NOTE SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

DATE	AMOUNT OF SUBORDINATED LOAN	AMOUNT OF PRINCIPAL PAID	UNPAID PRINCIPAL BALANCE	NOTATION MADE BY (INITIALS)

Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER ON OR PRIOR TO THE PURCHASE [SEE PART I OF EXHIBIT G TO THE PURCHASE AGREEMENT]